AGREEMENT FOR TERMINATION OF
EMPLOYMENT AGREEMENT

This Agreement for Termination of Employment Agreement is made and entered into this 27th day of August, 2010, by and between WESTWOOD ONE, INC., a Delaware corporation (“Company”), and NORMAN J. PATTIZ (“Employee”), with respect to the following facts:

A. Employee founded Company, and has most recently been employed under an Employment Agreement dated April 29, 1998, as amended, and currently serves as Chairman of the Board of Directors of Company;

B. Employee wishes to retire from Company, to terminate his Employment Agreement with Company, and to pursue other interests; and,

C. The parties desire to provide by this Agreement for the termination of Employee’s Employment Agreement (as amended), for Employee’s Resignation from Company’s Board of Directors, and for Employee’s provision of continuing consulting services to Company, all as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1. Termination of Employment Agreement.

a. The Employment Agreement between Employee and Company, dated as of April 29, 1998, as amended by Amendment to Employment Agreement dated as of October 27, 2003, by Amendment No. Two to Employment Agreement dated as of November 28, 2005, by Amendment No. Three to Employment Agreement dated as of January 8, 2008, by Amendment No. Four dated as of December 31, 2008, and Amendment No. Five, dated as of January 11, 2009, is hereby terminated, effective August 31, 2010.

b. The provisions of Paragraph 7 of the Employment Agreement shall survive termination of the Agreement; all other provisions of the Agreement, as amended, shall no longer be of any force or effect.

AGREEMENT FOR TERMINATION OF
EMPLOYMENT AGREEMENT

c. Concurrently with the execution of this Agreement, Employee will deliver to Company his resignation as Chairman of the Board of Directors, effective August 31, 2010, in the form attached hereto as Exhibit A.

2. Consulting Agreement.

Concurrently with the execution of this Agreement, Company and Courtside, LLC, will enter into a Consulting Agreement, whereby Courtside, LLC will provide Company with the consulting services of Employee, all on the terms and conditions as set forth in Exhibit B hereto.

3.	Publicity Releases.

Each party herein will permit the other party to approve any written press releases relating to Employee’s retirement, the termination of Employee’s employment, and Employee’s continuing consulting services to Company, prior to public disclosure of any such release.

IN WITNESS WHEREOF, the parties have executed this Agreement for Termination of Employment Agreement effective August 31, 2010.

“Company”		“Employee”

WESTWOOD ONE, INC.

By	/s/ Roderick M. Sherwood, III	/s/ Norman J. Pattiz
NORMAN J. PATTIZ

Roderick M. Sherwood, III
(printed name)

President and CFO
(title)

AGREEMENT FOR TERMINATION OF
EMPLOYMENT AGREEMENT